                                                                   EXHIBIT 10.13





                   FORM OF INCENTIVE STOCK OPTION AGREEMENT


         AGREEMENT made this 27th day of June, 1996, between MARINER HOLDINGS, INC., a Delaware corporation (the "Company"), and _______________ ("Employee").

         To carry out the purposes of the MARINER HOLDINGS, INC. 1996 STOCK OPTION PLAN (the "Plan"), by affording Employee the opportunity to purchase shares of the common stock of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby irrevocably grants to Employee the right and option ("Option") to purchase all or any part of an aggregate of ______ shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. Exercise of this Option is subject to, and contingent upon, approval of the Plan by the shareholders of the Company on or before 12 months after the date the Plan was adopted by the Board of Directors of the Company. This Option is intended to constitute an incentive stock option, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent that it is exercised within the periods described in sections 422(a)(2), 422(c)(6) and 421(c) of the Code, as applicable, and, to the extent that it is not so exercised, it is not intended to constitute an incentive stock option within the meaning of section 422(b) of the Code.

         2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $100.00 per share, which has been determined to be not less than the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

         3. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Chief Executive Officer at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full





Incentive Stock Option Agreement
years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

                                               PERCENTAGE OF SHARES
          NUMBER OF FULL YEARS                 THAT MAY BE PURCHASED
          --------------------                 ---------------------
      Less than 1 year  0%
                   1    year                               20%
                   2    years                              40%
                   3    years                              60%
                   4    years                              80%
                   5    years or more                     100%

The foregoing schedule notwithstanding, this Option shall become exercisable in full upon the occurrence of an "Initial Public Offering" (as such term is defined in D.2(d) of the Stockholders' Agreement, dated April 2, 1996, between Enron Capital & Trade Resources Corp., Mystery Acquisition, Inc. (now known as Mariner Holdings, Inc.) and certain other parties.) In addition, notwithstanding the terms of the Plan or this Agreement (including, but not limited to, the foregoing schedule), Employee shall be entitled to exercise any unvested portion of this Option to the extent, but only to the extent, necessary to allow Employee to sell shares of Stock Employee is actually selling pursuant to Section D.3(c) of that certain Stockholders' Agreement, dated April 2, 1996, between Enron Capitol & Trade Resources Corp., Mystery Acquisition, Inc. (now known as Mariner Holdings, Inc.) and certain other parties, as amended (it being the intent of the parties that Employee first sell shares of Stock he already owns, then shares of Stock issuable on exercise of any portion of this Option then vested, and finally, if necessary, shares of Stock issuable on exercise of any portion of this Option not then vested).
This Option may be exercised only while Employee remains an employee or consultant of the Company, except that:

                 (a) If Employee dies, becomes disabled, retires, is terminated by the Company without "Cause" or voluntarily terminates his employment for "Good Reason", this Option shall immediately become exercisable in full and shall remain fully exercisable until the expiration of the seven year Option period described below.

                 (b) If Employee voluntarily terminates his employment other than for "Good Reason", this Option shall remain exercisable at any time during the thirty day period immediately following such termination of employment but only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee's employment so terminates and at the end of such thirty day period this Option shall terminate and cease to be exercisable.





Incentive Stock Option Agreement

                 (c) If Employee's employment is terminated by the Company for "Cause" this Option shall terminate immediately and shall cease to be exercisable.

This Option, after it becomes exercisable, whether partially or fully, may be exercised by Employee or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution as to all or any part of the Option that is exercisable at any time and from time to time until all of the Options or Stock available for exercise under this Agreement has been exercised or the Option has terminated under another provision of this Agreement. This Option shall terminate and shall not be exercisable in any event after the seventh anniversary of the date of its grant. As used in this paragraph, the terms "Cause" and "Good Reason" shall have the same meanings as such terms are defined in the employment contract between Employee and Mariner Energy, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, as of the date of grant of this Option.

         The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), or (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) a combination of cash and Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

         4.      TAX GROSS-UP; WITHHOLDING OF TAX.

         (a) As soon as administratively practicable after the date of any exercise of this Option which does not qualify as the exercise of an incentive stock option within the meaning of section 422(b) of the Code, the Company shall pay to Employee in cash an amount such that after payment by Employee of Federal income taxes on such amount (which taxes shall be assumed to be assessed at the highest ordinary income tax rate applicable to individuals on such date), Employee retains a portion of the payment equal to the difference, if any, between (i) the amount of Federal income tax payable on the difference between the fair market value on such date of the Stock acquired by such exercise over the purchase price paid therefor (the "Spread") at the highest ordinary income tax rate applicable to individuals on such date and (ii) the amount of Federal income tax payable on the Spread at the highest long-term capital gains tax rate applicable to individuals on such date; provided, however, that the Company shall have no obligation to make any such payment if a change in Federal tax laws enacted after the date of grant of this Option eliminates the Company's right to deduct the Spread from its taxable income.





Incentive Stock Option Agreement

         (b) To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Employee upon such exercise.

         5. STOCKHOLDER AGREEMENT. Shares of Stock purchased pursuant to the exercise of this Option shall be subject to the terms of any Stockholder Agreement among the Company and/or all or certain of its shareholders, as the same may be amended or restated from time to time (each, a "Stockholder Agreement"), relating to such shares of Stock, including, but not limited to, the transfer thereof. Employee agrees that Employee and Employee's spouse, if any, will, on the first date of exercise of this Option, execute and deliver to the Company such documents and instruments as the Board of Directors of the Company, in its discretion, may require to evidence such persons' agreement to be bound by the terms of any Stockholder Agreement.

         6. STATUS OF STOCK. Employee understands that at the time of the execution of this Agreement the shares of Stock to be issued upon exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law, and that the Company does not currently intend to effect any such registration. Until the shares of Stock acquirable upon the exercise of the Option have been registered for issuance under the Act, the Company will not issue such shares unless the holder of the Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company's counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Act. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

         Employee agrees that the shares of Stock which Employee may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Employee also agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.





Incentive Stock Option Agreement

         In addition, Employee agrees that (i) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee (as such term is defined in the Plan) deems appropriate in order to assure compliance with the Stockholder Agreement and applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of the Stockholder Agreement or any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

         7. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final.

         8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

         9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.


                              MARINER HOLDINGS, INC.



                              By:
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                              Printed Name:
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                              Printed Title:
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                              EMPLOYEE:



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Incentive Stock Option Agreement